UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 23, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 23, 2007, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended December 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1    Earnings Release of Provident Financial Holdings, Inc. dated January 23, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007                                        PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                            /s/ Craig G. Blunden
                                                                            Craig G. Blunden
                                                                            Chairman, President and Chief Executive Officer
                                                                            (Principal Executive Officer)

                                                                            /s/ Donavon P. Ternes
                                                                            Donavon P. Ternes
                                                                            Chief Financial Officer
                                                                            (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                                                Contacts:
Riverside, CA 92506                                                                                 Craig G. Blunden, CEO
(951) 686 - 6060                                                                                         Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS SECOND QUARTER EARNINGS

 Loans Held for Investment Increase 6% or $83.8 Million

Preferred Loans Increase to 38% of Loans Held for Investment

        Riverside, Calif. - January 23, 2007 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GSM: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced second quarter earnings for the fiscal year ending June 30, 2007.
        For the quarter ended December 31, 2006, the Company reported net income of $1.50 million, or $0.22 per diluted share (on 6.65 million weighted-average shares outstanding), compared to net income of $8.38 million, or $1.23 per diluted share (on 6.84 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding primarily reflects repurchases of stock through the Company's stock repurchase program. The substantial decline in net income in the quarter ended December 31, 2006 was primarily attributable to the specific loan loss reserve of $2.46 million (approximately $1.43 million after statutory taxes) on 23 individual construction loans (previously announced on December 1, 2006) and the gain on sale of real estate of $6.28 million (approximately $3.64 million net of statutory

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taxes) recognized in the quarter ended December 31, 2005 (not replicated in the second quarter of fiscal 2007).
        "We continue to grow our community banking business, primarily through preferred loans, although the environment is challenging with very aggressive deposit pricing and the slightly inverted yield curve," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Additionally, our mortgage banking business model continues to change in response to the highly competitive market."
        Mr. Blunden went on to say, "I am disappointed with our financial results this quarter and particularly concerned with the rise in non-performing assets, although I have no reason to believe that the increase experienced is indicative of what we should expect in future periods. I have every confidence that we can improve on these results despite the challenging environment."
        Return on average assets for the second quarter of fiscal 2007 was 0.35 percent, compared to 2.13 percent for the same period of fiscal 2006. Return on average stockholders' equity for the second quarter of fiscal 2007 was 4.40 percent, compared to 26.12 percent for the comparable period of fiscal 2006.
        On a sequential quarter basis, net income for the second quarter of fiscal 2007 decreased by $3.76 million, or 72 percent, to $1.50 million from $5.26 million in the first quarter of fiscal 2007; and diluted earnings per share decreased $0.55, or 71 percent, to $0.22 from $0.77 in the first quarter of fiscal 2007. Return on average assets decreased 93 basis points to 0.35 percent for the second quarter of fiscal 2007 from 1.28 percent in the first quarter of fiscal 2007 and return on average equity for the second quarter of

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fiscal 2007 was 4.40 percent, compared to 15.25 percent for the first quarter of fiscal 2007.
        For the six months ended December 31, 2006, net income was $6.75 million, a decrease of 49 percent from net income of $13.32 million for the comparable period ended December 31, 2005; and diluted earnings per share for the six months ended December 31, 2006 decreased $0.93, or 48 percent, to $1.00 from $1.93 for the comparable period last year. Return on average assets for the six months ended December 31, 2006 decreased 87 basis points to 0.80 percent from 1.67 percent for the six-month period a year earlier. Return on average stockholders' equity for the six months ended December 31, 2006 was 9.87 percent, compared to 21.01 percent for the six-month period a year earlier.
        Net interest income before provision for loan losses decreased by $463,000, or four percent, to $10.50 million in the second quarter of fiscal 2007 from $10.97 million for the same period in fiscal 2006. Non-interest income decreased $7.14 million, or 63 percent, to $4.27 million in the second quarter of fiscal 2007 from $11.41 million in the comparable period of fiscal 2006. Non-interest expense increased $472,000, or six percent, to $8.24 million in the second quarter of fiscal 2007 from $7.77 million in the comparable period in fiscal 2006.
        The average balance of loans outstanding increased by $170.4 million to $1.45 billion in the second quarter of fiscal 2007 from $1.28 billion in the same quarter of fiscal 2006, and the average yield increased by 41 basis points to 6.36 percent in the second quarter of fiscal 2007 from an average yield of 5.95 percent in the same quarter of fiscal 2006. The increase in the average loan yield was primarily attributable to higher interest

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rates on newly originated loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio, partly offset by a $260,000 interest income reversal resulting from loans placed on non-accrual status during the quarter ended December 31, 2006. Total loans originated for investment (including $52.7 million of loans purchased for investment) in the second quarter of fiscal 2007 were $170.3 million, which consisted primarily of single-family, multi-family and commercial real estate. This compares to total loans originated for investment (including $5.7 million of loans purchased for investment) of $150.4 million in the second quarter of fiscal 2006. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $203.3 million, or 62 percent, to $533.2 million at December 31, 2006 from $329.9 million at December 31, 2005. The ratio of preferred loans to total loans held for investment increased to 38 percent at December 31, 2006 compared to 28 percent at December 31, 2005. Loan prepayments in the second quarter of fiscal 2007 were $100.1 million, compared to $124.4 million in the same quarter of fiscal 2006.
        Average deposits decreased by $38.0 million to $917.4 million and the average cost of deposits increased by 96 basis points to 3.23 percent in the second quarter of fiscal 2007, compared to an average balance of $955.4 million and an average cost of 2.27 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $88.3 million, or 20 percent, to $357.1 million at December 31, 2006 from $445.4 million at December 31, 2005. The decrease is primarily attributable to a $66.0 million, or 29 percent, decline in savings account balances. Time deposits increased by $70.1 million, or 14 percent, to $569.8 million at December 31, 2006 as compared to

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$499.7 million at December 31, 2005. The increase in time deposits is primarily attributable to the Company's time deposit marketing campaigns and depositors switching from savings deposits to time deposits.
        The average balance of borrowings, which primarily consists of Federal Home Loan Bank ("FHLB") of San Francisco advances, increased $177.0 million to $632.4 million and the average cost of advances increased 51 basis points to 4.70 percent in the second quarter of fiscal 2007, compared to an average balance of $455.4 million and an average cost of 4.19 percent in the same quarter of fiscal 2006. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.
        The net interest margin during the second quarter of fiscal 2007 decreased 36 basis points to 2.51 percent from 2.87 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the second quarter of fiscal 2007 decreased 17 basis points from 2.68 percent in the first quarter of fiscal 2007.
        During the second quarter of fiscal 2007, the Company recorded a loan loss provision of $3.75 million, compared to a recovery of $27,000 during the same period of fiscal 2006. The substantial increase in the loan loss provision was primarily attributable to the specific loan loss reserves on non-performing loans, an increase in loans held for investment and an increase in classified assets. Total classified assets (including assets designated as special mention) increased by $9.8 million, or 105 percent, to $19.1 million at December 31, 2006 from $9.3 million at June 30, 2006. Loans held for investment increased $126.9 million (primarily in preferred loans) to $1.39 billion at December 31,

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2006 from $1.26 billion at June 30, 2006. The allowance for loan losses is considered sufficient by management to absorb potential losses inherent in loans held for investment.
        Non-performing assets increased to $13.7 million, or 0.78 percent of total assets, at December 31, 2006, compared to $849,000, or 0.05 percent of total assets, at December 31, 2005. The non-performing assets were comprised of 16 single-family loans ($5.7 million), two commercial real estate loans ($3.0 million), 23 construction loans ($2.5 million), eight single-family loans repurchased from, or unable to sell to, investors ($1.8 million) and two single-family properties acquired in the settlement of loans ($720,000).
        The allowance for loan losses was $14.6 million at December 31, 2006, or 1.04 percent of gross loans held for investment, compared to $9.3 million, or 0.79 percent of gross loans held for investment at December 31, 2005.
        The decrease in non-interest income in the second quarter of fiscal 2007 compared to the same period of fiscal 2006 was primarily the result of the gain on sale of real estate recognized in the second quarter of fiscal 2006 (not replicated in the second quarter of fiscal 2007), a decrease in the gain on sale of loans and a decrease in loan servicing and other fees. The gain on sale of loans decreased $437,000, or 13 percent, to $2.92 million for the quarter ended December 31, 2006 from $3.36 million in the comparable quarter last year. The average loan sale margin for mortgage banking was 100 basis points for the quarter ended December 31, 2006, down 10 basis points from 110 basis points in the comparable quarter last year. The decrease in the loan sale margin was primarily attributable to the more competitive mortgage banking environment. The

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decrease in loan servicing and other fees was primarily attributable to lower brokered loan fees and lower loan payoff fees.
        On a sequential quarter basis, the average loan sale margin for mortgage banking in the second quarter of fiscal 2007 decreased by 11 basis points to 100 basis points from 111 basis points in the prior quarter.
        The volume of loans originated for sale increased to $312.4 million in the second quarter of fiscal 2007 from $302.4 million during the same period last year. Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $482.7 million in the second quarter of fiscal 2007, an increase of $29.9 million from $452.8 million in the same quarter of fiscal 2006. The increase in loan originations was primarily attributable to the loans purchased for investment, partly offset by fewer loans originated for investment the result of a general rise in interest rates, a decline in real estate sales and a more competitive environment.
        In the second quarter of fiscal 2007, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the Consolidated Statements of Operations was a loss of $150,000, compared to a gain of $63,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.
        The increase in non-interest expense was primarily the result of an increase in compensation expense, the result of lower deferred compensation attributable to the

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application of SFAS No. 91. On July 1, 2006, the Bank lowered the SFAS No. 91 deferred compensation allocated to each loan originated after completing the annual review and analysis of SFAS No. 91. Additionally, fewer loans were originated during the second quarter of fiscal 2007 in comparison to the same quarter last year, which also reduced deferred compensation. The increase in compensation expense was partly offset by decreases in equipment, professional and marketing expenses.
        The Company's efficiency ratio increased to 56 percent in the second quarter of fiscal 2007 from 35 percent in the second quarter of fiscal 2006.
        The effective income tax rate for the second quarter of fiscal 2007 was 46.4 percent, as compared to 42.7 percent in the same quarter last year. The increase was primarily attributable to the decline in income before income taxes, while non-deductible expenses remained essentially unchanged. The Company believes that the effective income tax rate applied in the second quarter of fiscal 2007 reflects its current income tax obligations.
        The Company repurchased 190,338 shares of its common stock during the quarter ended December 31, 2006 at an average cost of $30.09 per share. As of December 31, 2006, the Company has repurchased 92 percent of the shares authorized by the May 2006 Stock Repurchase Program, leaving 29,706 shares available for future repurchase activity.
        The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) and recently opened its newest location in the La Sierra area of Riverside. Provident Bank Mortgage operates 13 loan production

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offices located throughout Southern California and one loan production office located in Northern California.
        The Company will host a conference call for institutional investors and bank analysts on Wednesday, January 24, 2007 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 553-5275 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Wednesday, January 31, 2007 by dialing (800) 475-6701 and referencing access code number 857973.
        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)
	December 31, 2006	June 30, 2006

Assets
Cash and due from banks	$ 17,891	$ 13,558
Federal funds sold	4,100	2,800
Cash and cash equivalents	21,991	16,358

Investment securities - held to maturity
(fair value $37,570 and $49,914, respectively)	38,031	51,031
Investment securities - available for sale at fair value	143,496	126,158
Loans held for investment, net of allowance for loan losses of
$14,555 and $10,307, respectively	1,389,858	1,262,997
Loans held for sale, at lower of cost or market	8,579	4,713
Receivable from sale of loans	101,392	99,930
Accrued interest receivable	7,855	6,774
Real estate held for investment, net	-	653
Real estate owned, net	720	-
FHLB - San Francisco stock	42,707	37,585
Premises and equipment, net	6,900	6,860
Prepaid expenses and other assets	8,816	9,411

Total assets	$ 1,770,345	$ 1,622,470

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 43,993	$ 48,776
Interest-bearing deposits	882,878	868,806
Total deposits	926,871	917,582

Borrowings	689,443	546,211
Accounts payable, accrued interest and other liabilities	20,173	22,467
Total liabilities	1,636,487	1,486,260

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,385,372 and 12,376,972 shares issued, respectively; 6,697,023 and 6,991,842 shares outstanding, respectively)

	124	124
Additional paid-in capital	67,988	66,798
Retained earnings	147,353	142,867
Treasury stock at cost (5,688,349 and 5,385,130 shares, respectively)
	(81,677)	(72,524)
Unearned stock compensation	(403)	(644)
Accumulated other comprehensive income (loss), net of tax	473	(411)

Total stockholders' equity	133,858	136,210

Total liabilities and stockholders' equity	$ 1,770,345	$ 1,622,470

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended December 31,		Six Months Ended December 31,

	2006	2005	2006	2005
Interest income:
Loans receivable, net	$ 23,001	$ 18,993	$ 44,959	$ 38,036
Investment securities	1,857	1,725	3,553	3,538
FHLB - San Francisco stock	593	457	1,107	862
Interest-earning deposits	18	53	37	93
Total interest income	25,469	21,228	49,656	42,529

Interest expense:
Checking and money market deposits	361	311	697	598
Savings deposits	671	838	1,315	1,742
Time deposits	6,437	4,307	12,264	8,089
Borrowings	7,497	4,806	14,121	10,164
Total interest expense	14,966	10,262	28,397	20,593

Net interest income, before provision for loan losses	10,503	10,966	21,259	21,936
Provision (recovery) for loan losses	3,746	(27)	4,383	38
Net interest income, after provision for loan losses	6,757	10,993	16,876	21,898

Non-interest income:
Loan servicing and other fees	488	791	964	1,434
Gain on sale of loans, net	2,919	3,356	6,411	7,749
Deposit account fees	510	550	1,032	1,044
Gain on sale of real estate	27	6,283	2,340	6,283
Other	330	431	921	856
Total non-interest income	4,274	11,411	11,668	17,366

Non-interest expense:
Salaries and employee benefits	5,359	4,977	10,775	10,181
Premises and occupancy	745	718	1,529	1,511
Equipment	384	406	777	805
Professional expenses	278	293	542	637
Sales and marketing expenses	216	255	477	474
Other	1,259	1,120	2,375	2,314
Total non-interest expense	8,241	7,769	16,475	15,922

Income before taxes	2,790	14,635	12,069	23,342
Provision for income taxes	1,295	6,252	5,316	10,026
Net income	$ 1,495	$ 8,383	$ 6,753	$ 13,316

Basic earnings per share	$ 0.23	$ 1.28	$ 1.02	$ 2.03
Diluted earnings per share	$ 0.22	$ 1.23	$ 1.00	$ 1.93
Cash dividends per share	$ 0.18	$ 0.14	$ 0.33	$ 0.28

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended
	December 31,	September 30,
	2006	2006
Interest income:
Loans receivable, net	$ 23,001	$ 21,958
Investment securities	1,857	1,696
FHLB - San Francisco stock	593	514
Interest-earning deposits	18	19
Total interest income	25,469	24,187

Interest expense:
Checking and money market deposits	361	336
Savings deposits	671	644
Time deposits	6,437	5,827
Borrowings	7,497	6,624
Total interest expense	14,966	13,431

Net interest income, before provision for loan losses	10,503	10,756
Provision for loan losses	3,746	637
Net interest income, after provision for loan losses	6,757	10,119

Non-interest income:
Loan servicing and other fees	488	476
Gain on sale of loans, net	2,919	3,492
Deposit account fees	510	522
Gain on sale of real estate, net	27	2,313
Other	330	591
Total non-interest income	4,274	7,394

Non-interest expense:
Salaries and employee benefits	5,359	5,416
Premises and occupancy	745	784
Equipment	384	393
Professional expenses	278	264
Sales and marketing expenses	216	261
Other	1,259	1,116
Total non-interest expense	8,241	8,234

Income before taxes	2,790	9,279
Provision for income taxes	1,295	4,021
Net income	$ 1,495	$ 5,258

Basic earnings per share	$ 0.23	$ 0.79
Diluted earnings per share	$ 0.22	$ 0.77
Cash dividends per share	$ 0.18	$ 0.15

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
SELECTED FINANCIAL RATIOS:
Return on average assets	0.35%	2.13%	0.80%	1.67%
Return on average stockholders' equity	4.40%	26.12%	9.87%	21.01%
Stockholders' equity to total assets	7.56%	8.28%	7.56%	8.28%
Net interest spread	2.25%	2.67%	2.33%	2.65%
Net interest margin	2.51%	2.87%	2.59%	2.83%
Efficiency ratio	55.77%	34.72%	50.03%	40.51%
Average interest earning assets to average
interest-bearing liabilities	108.06%	108.32%	108.26%	107.81%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.23	$ 1.28	$ 1.02	$ 2.03
Diluted earnings per share	$ 0.22	$ 1.23	$ 1.00	$ 1.93
Book value per share	$ 19.99	$ 19.12	$ 19.99	$ 19.12
Shares used for basic EPS computation	6,518,455	6,545,650	6,589,247	6,565,218
Shares used for diluted EPS computation	6,645,431	6,840,581	6,719,572	6,883,769
Total shares issued and outstanding	6,697,023	6,823,796	6,697,023	6,823,796

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.94%	0.07%
Non-performing assets to total assets	0.78%	0.05%
Allowance for loan losses to non-performing loans	111.79%	1,089.87%
Allowance for loan losses to gross loans held for
investment	1.04%	0.79%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.14%	8.02%
Tier 1 (core) capital ratio	7.14%	8.02%
Total risk-based capital ratio	11.73%	13.99%
Tier 1 risk-based capital ratio	10.69%	13.00%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 80,350	$ 87,382	$ 159,433	$ 220,484
Wholesale originations	232,040	215,018	472,498	471,173
Total loans originated for sale	$ 312,390	$ 302,400	$ 631,931	$ 691,657

LOANS SOLD:
Servicing released	$ 311,223	$ 304,895	$ 625,871	$ 697,755
Servicing retained	776	7,857	2,183	14,494
Total loans sold	$ 311,999	$ 312,752	$ 628,054	$ 712,249

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of December 31,
	2006		2005
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 38,029	2.93%	$ 51,027	2.83%
U.S. government agency mortgage-backed securities ("MBS")	2	9.10	3	9.78
Certificates of deposit	-	-	200	3.25
Total investment securities held to maturity	38,031	2.93	51,230	2.83

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	14,569	3.08	24,218	2.86
U.S. government agency MBS	53,101	4.66	45,039	4.09
U.S. government sponsored enterprise MBS	69,892	4.91	72,041	3.87
Private issue collateralized mortgage obligations	5,054	4.28	6,183	3.64
Freddie Mac common stock	408		392
Fannie Mae common stock	23		19
Other common stock	449		498
Total investment securities available for sale	143,496	4.58	148,390	3.74
Total investment securities	$ 181,527	4.23%	$ 199,620	3.51%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 858,165	5.82%	$ 830,420	5.54%
Multi-family (5 or more units)	308,776	6.64	120,399	5.98
Commercial real estate	156,623	7.18	128,905	6.78
Construction	101,275	9.37	148,039	8.29
Commercial business	12,863	8.70	13,816	8.01
Consumer	496	12.57	795	9.76
Other	13,495	9.82	11,617	8.40
Total loans held for investment	1,451,693	6.45%	1,253,991	6.09%

Undisbursed loan funds	(52,372)		(85,708)
Deferred loan costs	5,092		2,734
Allowance for loan losses	(14,555)		(9,253)
Total loans held for investment, net	$1,389,858		$1,161,764

Purchased loans serviced by others included above	$ 162,391	7.02%	$ 56,475	7.05%

DEPOSITS:
Checking accounts - non interest-bearing	$ 43,993	-%	$ 50,739	-%
Checking accounts - interest-bearing	125,807	0.74	132,961	0.63
Savings accounts	159,339	1.68	225,339	1.41
Money market accounts	27,893	1.85	36,341	1.12
Time deposits	569,839	4.68	499,718	3.52
Total deposits	$ 926,871	3.32%	$ 945,098	2.33%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of December 31,
	2006		2005
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 72,400	5.38%	$ 41,400	4.18%
Six months or less	208,250	5.23	42,000	3.93
Over six to twelve months	85,000	4.15	10,000	2.71
Over one to two years	82,000	4.09	65,000	3.51
Over two to three years	65,000	3.84	67,000	3.81
Over three to four years	65,000	4.99	60,000	3.83
Over four to five years	65,000	4.82	70,000	4.91
Over five years	46,793	4.51	111,828	4.69
Total borrowings	$ 689,443	4.73%	$ 467,228	4.17%

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$1,447,281	$1,276,886	$1,415,958	$1,290,113
Investment securities	184,742	207,093	183,916	215,729
FHLB - San Francisco stock	41,294	38,630	39,832	38,276
Interest-earning deposits	1,377	5,629	1,410	5,164
Total interest-earning assets	$1,674,694	$1,528,238	$1,641,116	$1,549,282

Deposits	$ 917,429	$ 955,369	$ 914,677	$ 946,151
Borrowings	632,402	455,434	601,213	490,857
Total interest-bearing liabilities	$1,549,831	$1,410,803	$1,515,890	$1,437,008

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.36%	5.95%	6.35%	5.90%
Investment securities	4.02%	3.33%	3.86%	3.28%
FHLB - San Francisco stock	5.74%	4.73%	5.56%	4.50%
Interest-earning deposits	5.23%	3.77%	5.25%	3.60%
Total interest-earning assets	6.08%	5.56%	6.05%	5.49%

Deposits	3.23%	2.27%	3.10%	2.19%
Borrowings	4.70%	4.19%	4.66%	4.11%
Total interest-bearing liabilities	3.83%	2.89%	3.72%	2.84%

(1)  Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included   in the balance of the respective line item.

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